Exhibit 10.13

                                                                     Translation
                                                                     -----------



                  Personal Guaranty Contract of Maximum Amount
                           No. Shen Shangyin (Shuibei)


Shouxin Gebao Zi (2005) A110020500006

Creditor:  Shuibei Division, Shenzhen Commercial Bank
Address: 2028, Wenjin Bei Rd, Shenzhen

Guarantor: Li Xiangqian
I.D number: 620105196808081078
Address: Dormitory Building, BAK Company, Kuichong Town, Longgang, Shenzhen
Post Code: 518119               Telephone: 0755-89770003

The Creditor and the Guarantor have reached the following agreement in accordance with the Guarantee Law of People's Republic of China and other relevant laws and regulations:

                               Article I. Guaranty

1.1 Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as "Obligor") and the Creditor have entered into the Comprehensive Credit Facilities Agreement (reference no.: Shen Shangyin (Shuibei) Shouxin Zi (2005) A11002050006, hereinafter referred to as "Master Agreement"). As requested by the Obligor, the Guarantor undertakes to provide guaranty for the indebtedness of the Obligor under the Master Agreement based upon all personal assets, interests and rights, current and future income etc. which are independently owned or jointly owned by the Guarantor. The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, undertaking fee, advances paid by the Creditor and all the expenses such as litigation cost, lawyer's fee, notification cost and public notice cost etc. which is incurred to the Creditor in realizing its creditor's right. The maximum loan principal shall be RMB 50 million yuan.



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1.2  The guaranty  under this Contract  shall be guaranty with joint and several liability.

1.3 The guaranty period is from the effective date of this Contract to two years after the expiry of the term of the Master Agreement and relevant agreement entered into under the Master Agreement.

1.4 The guaranty under this Contract is independent. In case that any third party provide guaranty to the Creditor, the Guarantor shall continue to assume the full obligation of guaranty for all indebtedness as stated in clause 1.1 of this Contract.

1.5 This Contract is irrevocable. This Contract shall remain valid in case of invalidity of the Master Agreement or relevant agreements entered into under the Master Agreement. This Contract shall not be influenced by any documentation or agreement entered into by the Obligor and any party, and shall not be influenced by the misuse of the credit facilities, insolvency, bankruptcy, loss of legal person status, amendment of articles of association, cease of business operation, acquisition, division and merger etc. of the Obligor, nor any change of the profession, position or financial capacity of the Guarantor.

          Article II. Undertakings and Representations of the Guarantor

2.1 The Guarantor has read the Master Agreement carefully and accepts all clauses of the Master Agreement. The relevant agreements entered into by the Creditor and the Obligor under the Master Agreement do not need the confirmation of the Guarantor.


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2.2  The  Creditor is entitled to examine  the  Guarantor's  financial  capacity during the term of this Contract and the Guarantor shall give necessary assistance.

2.3 The Guarantor undertakes that the Guarantor shall continue to assume the obligation of guaranty in case of the amendment of the Master Agreement by the Creditor and the Obligor and such amendment does not need the consent of the Guarantor. Without prejudice to the above, the Guarantor shall assume the obligation of guaranty for the indebtedness under the Master Agreement before the amendment if such amendment increases the indebtedness of the Obligor and such amendment has not been approved by the Guarantor in writing.

                      Article III. Performance of Guaranty

3.1 In case of default by the Obligor upon the expiry of the term under the Master Agreement (or expiry date as declared by the Creditor), the Guarantor shall unconditionally pay the relevant amount to the Creditor after the Creditor has notified the Guarantor in writing to do so. Any statement signed by the authorized representative of the Creditor which can prove the default of the Obligor (unless otherwise proved to be obviously wrong) shall be deemed as the notification of the Creditor demanding the Guarantor to pay the relevant amount.

3.2 The Guarantor irrevocably authorizes the Creditor to transfer directly any defaulting amount of money from the bank account of the Guarantor to the account of Creditor. The Creditor shall notify the Guarantor in writing of such transfer and is entitled to demand the Guarantor to pay for the unsettled indebtedness.

                 Article IV. Other Issues Agreed by Both Parties
N/A


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                             Article V Miscellaneous

5.1 This Contract is the subsidiary agreement and an integral part to the Master Agreement (reference no.: Shen Shangyin (Shuibei) Shouxin Zi (2005) A11002050006).

5.2 Any dispute arising from this Contract shall be submitted to the People's Court of the place of the Creditor and the laws of People's Republic of China shall be the governing law.

5.3 This Contract shall come into effect once it is signed by the Guarantor and the legal representative/authorized representative of the Creditor and stamped with the company chop of the Guarantor.

5.4 This Contract has four originals, the Creditor shall retain two originals, the Obligor shall retain one original and the Guarantor shall retain one original.

Guarantor (Signature):________________
Date: 19 April 2005
Venue: Shenzhen

Creditor (Company Chop):______________
Legal Representative/Authorized Representative:_________________
Date: 20 April 2005
Venue: Shenzhen